Exhibit 10.3

VICURON PHARMACEUTICALS INC.

AND

OSCIENT PHARMACEUTICALS CORPORATION

ASSIGNMENT AND TERMINATION AGREEMENT

THIS ASSIGNMENT AND TERMINATION AGREEMENT (the “Agreement”) is made effective as of the 3RD day of February, 2006 (the “Effective Date”) by and between Oscient Pharmaceuticals Corporation (formerly known as Genome Therapeutics Corporation), a Massachusetts corporation having its principal place of business at 1000 Winter Street, Suite 2200, Waltham, MA 02451, USA (“Oscient”) and Vicuron Pharmaceuticals Inc., a Delaware corporation with its principal place of business at 455 South Gulph Road, Suite 305, King of Prussia, PA 19406, USA (for itself and as successor-in-interest to Biosearch Italia, “Vicuron”). Oscient and Vicuron are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Vicuron is a biopharmaceutical company that discovers, develops and manufactures medicines for hospital-based infectious diseases. On September 14, 2005, Pfizer Inc. acquired Vicuron (formerly known as Versicor Inc.), the successor to Biosearch Italia (“Biosearch”), an Italian pharmaceutical company. Biosearch discovered and partly developed a proprietary compound named Ramoplanin. Vicuron is now a wholly-owned subsidiary of Pfizer.

B. Oscient is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs and is interested in completing the development of Ramoplanin and commercializing Ramoplanin.

C. On October 8, 2001 Biosearch entered into a License and Supply Agreement with Oscient to permit the latter to develop and commercialize in the United States and Canada (including the territories and possessions of each such country) Ramoplanin for the treatment or prevention of any human disease (together with Amendment No. 1 dated as of August 8, 2002 and the letter agreement dated as of October 22, 2002, the “License and Supply Agreement”).

D. Oscient and Vicuron (who has assumed the rights and obligations of Biosearch under the License and Supply Agreement by virtue of the merger of Versicor and Biosearch) wish to terminate the License and Supply Agreement and simultaneously enter into a new agreement by which, among other actions, Vicuron will assign to Oscient certain property related to Ramoplanin on the terms and conditions set forth in this Agreement.

ARTICLE 1

DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

1.1 “Affiliate” means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Vicuron or Oscient, as the case may be.

1.2 “Assigned Property” shall have the meaning set forth in Section 3.1.

1.3 “Bulk Compound” means the bulk form of the Compound meeting the Specifications and used to manufacture Product.

1.4 “Commercialization” shall mean all activities undertaken by Oscient or its designees relating to the manufacture and sale of Product in the Territory, including advertising, education, marketing, distribution and post-approval product support clinical studies conducted after Regulatory Approval of a Product for a particular indication.

1.5 “Compound” means the compound known as Ramoplanin, as described in *****.

1.6 “Control” means possession of the ability to grant rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.7 “Derivative Patents” shall mean the patents and patent applications listed on Schedule 1.7 and all related patent applications, including divisions, reissues, continuations, continuations-in-part, re-examination applications and extensions thereof and all foreign counterpart patents and patent applications.

1.8 “Development” means all activities relating to obtaining Regulatory Approval of a Product, Product delivery systems and new indications thereof and all activities relating to developing the ability to manufacture the same.

1.9 “Excluded Trademarks” means those trademarks listed on Schedule 1.9.

1.10 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.11 “Former Partner” shall mean that certain company with which Biosearch entered into a License and Supply Agreement dated May 8, 1998 and an amendment thereto effective as of June 1, 2001.

1.12 “Global Trademarks” means all trademarks except for Excluded Trademarks, including without limitation any registrations and common law rights associated therewith, and any goodwill associated with any of the foregoing, used for or in connection with Products, Bulk Compound, and Compound.

1.13 “Global Tradenames” means all tradenames, including without limitation any registrations and common law rights associated therewith, and any goodwill associated with any of the foregoing, used for or in connection with Products, Bulk Compound, and Compound.

1.14 “IND” (or “Investigational New Drug Application”) means an application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder to the FDA or the equivalent application to the equivalent agency in jurisdictions outside the United States, the filing of which is necessary to commence clinical testing of Products in humans.

1.15 “Information” means any and all techniques and data, inventions, discoveries, practices, processes, methods, knowledge, results, trade secrets or other know-how, skill, experience, test data including pharmacological, toxicological, non-clinical and clinical data, medical literature compilations, and analytical and quality control data or descriptions.

1.16 “Joint Patent” means any inventions made jointly by personnel of Vicuron (or its Affiliates) and Oscient under the License and Supply Agreement.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.17 “Materials” means any and all (i) compounds, compositions of matter, strains, cell lines and banks, assays and biological materials, including *****, and other related proprietary strains, and (ii) all other documents, files, diagrams, specifications, designs, schematics, reports, records, laboratory notebooks, manufacturing and other materials, packaging, commercial and market information, prototypes, test devices, models or simulations, or other written, graphic, biologic or other tangible material in any medium.

1.18 “NDA” means an application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder to the FDA, or the equivalent application to the equivalent agency in jurisdictions outside the United States, the filing of which is necessary to commence the commercial sale of Products.

1.19 “Net Sales” means the gross sales with respect to a Product in final dosage form by Oscient, its Affiliates or its licensees to a Third Party end user, based upon the approval received from the FDA or RHA, less (i) discounts, including cash discounts, and/or rebates (including government-mandated rebates), retroactive price reductions or allowances actually allowed or granted from the billed amount, (ii) credits or allowances actually granted upon claims, rejections or returns of such Products, including recalls, (iii) freight, postage, shipping and insurance charges paid for delivery of Product, to the extent both billed and Oscient bears the cost of freight and insurance for a Product, and (iv) taxes (except income taxes), duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds. Net Sales shall be determined from books and records maintained in accordance with generally acceptable accounting principles in the United States, consistently applied.

In the event Vicuron is receiving royalties under this Agreement from any Product sold in the form of a combination product containing one or more active ingredients in addition to the Compound, Net Sales for such combination product will be calculated by multiplying actual Net Sales by the fraction A/(A+B) where A is the fair market value of the portion of the combination product that contains the Compound and B is the fair market value of the other active ingredients included in such combination product, as determined by market prices of such portions if separately priced and sold. If, on a country-by-country basis, the other active ingredient or ingredients in the combination are not sold separately in that country, Net Sales shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/C where A is the fair market value of the Product if sold separately, and C is the fair market value of the combination product. If, on a country by country basis, neither the Product nor the other active component or components of the combination product is sold separately in said country, Net Sales shall be determined by mutual agreement of both the parties acting in good faith. As used herein, the term “active ingredient” does not include ingredients the primary effect of which is the enhancement of drug delivery, even if such ingredients have pharmacological activity.

1.20 “New Territory” means all countries and territories worldwide other than those included in the Original Territory.

1.21 “Original Territory” means the United States and Canada and the territories and possessions of each of the foregoing countries.

1.22 “Patent” means (i) valid and enforceable patents, re-examinations, reissues, renewals, extensions, term restorations and foreign counterparts thereof, and (ii) pending (at any time during the term of this Agreement) patent applications and foreign counterparts thereof.

1.23 “Patent Rights” means any and all (a) U.S. or foreign patents, (b) U.S. or foreign patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent of any of the foregoing, (d) any other form of government-issued right substantially equivalent to any of the foregoing, and (e) any and all foreign counterparts of the foregoing.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.24 “Product” means any product including or incorporating any formulation of the Compound.

1.25 “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals, if appropriate), product and/or establishment licenses, registrations, authorizations, or designations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary or used for the Development, manufacture, use, or storage of Products in a regulatory jurisdiction, including, without limitation, INDs, NDAs, any fast track or orphan drug designation or other similar designations, and data or market exclusivity.

1.26 “Regulatory Filing” means any and all filings, submissions or communications with or to the FDA or RHA which relate to the Product or Regulatory Approvals, whether or not obtained, and any other documents related thereto, including without limitation any filings, submissions, communications or documents associated with an IND, NDA or fast track or orphan drug designation.

1.27 “RHA” means any relevant government health authority (or successor agency thereto) in any country, other than the FDA, whose Regulatory Approval is necessary to market and sell the Product in the relevant country of the Territory.

1.28 “Royalty” shall have the meaning set forth in Section 7.1.

1.29 “Specifications” means the current specifications for Bulk Compound as attached to this Agreement as Exhibit I.

1.30 “Territory” means all countries and territories worldwide.

1.31 “Third Party” means any entity other than Vicuron or Oscient or their Affiliates.

1.32 “Vicuron Know-how and Materials” means any and all Information and Materials owned or Controlled by Vicuron that is directly related to or is used solely in connection with the Bulk Compound, Compound, or Products, or the manufacturing, Development or Commercialization thereof. Without limiting the foregoing, Vicuron Know-how and Materials does not include Information and Materials that is developed or acquired by Vicuron or its Affiliates if such Information and Materials have only an incidental, and not direct, relationship to any Bulk Compound, Compound or Products.

1.33 “Vicuron Licensed Know-how and Materials” means any and all Information and Materials owned or Controlled by Vicuron that is not Vicuron Know-how and Materials and that is necessary, required, or used in connection with the manufacturing, Development and Commercialization of Bulk Compound, Compound, and Products.

1.34 “Vicuron Patents” means the patents listed on Schedule 3.1(a) hereto.

1.35 “Vicuron Regulatory Approvals” means those Regulatory Approvals owned or Controlled by Vicuron.

ARTICLE 2

TERMINATION

2.1 Termination of the License and Supply Agreement; New Agreement. The Parties agree that this Agreement shall supercede the License and Supply Agreement, which shall be and hereby is terminated as of the Effective Date, and, notwithstanding any provisions of the License and Supply Agreement to the contrary, no rights, obligations or liabilities of the Parties under the License and Supply Agreement shall survive this termination except for the rights, obligations and liabilities of both Parties under Sections 12.2 (Representations), 13 (“Indemnification”) and 14 (“Miscellaneous”) and Vicuron’s obligations or liabilities under Section 9 (“Confidentiality”) thereof.

ARTICLE 3

ASSIGNMENT AND LICENSE

3.1 Assignment of Property. Vicuron hereby sells, transfers, and assigns to Oscient the following rights, free and clear of any liens, charges, claims, encumbrances or restrictions whatsoever (“Assigned Property”):

(a) all of Vicuron’s rights, title, and interests in and to the Vicuron Patents listed on Schedule 3.1(a) to this Agreement, and all Patent Rights issuing or arising therefrom, to the full end of their terms (“Assigned Patents”);

(b) all of Vicuron’s rights, title and interests in and to the Vicuron Know-how and Materials (“Assigned Know-how”);

(c) all of Vicuron’s rights, title and interests in and to the Global Trademarks and Global Tradenames, including those listed on Schedule 3.1(c) to this Agreement;

(d) all of Vicuron’s rights, title and interests in and to Regulatory Filings and Vicuron Regulatory Approvals;

(e) any other rights, title and interests of Vicuron that are necessary or used in the Development, Commercialization, and manufacture of the Bulk Compound, Compound, and Products; and

(f) any and all causes of action, claims, demands or other rights, occasioned from or because of any and all past and future infringement, misappropriation, dilution or any other violation of rights of any of the Assigned Property, including all rights to recover damages, profits and injunctive relief for infringement of any of the Assigned Property.

3.2 Further Assurances. Vicuron shall execute and sign such further assignments, including the patent and trademark assignment forms provided in Exhibits II and III, respectively, instruments, applications and documents, and do or cause to be done such other acts and things, as may reasonably be required by Oscient to effectively vest in Oscient all of the Assigned Property, except that Vicuron shall not be required to file any patent or trademark assignments with any governmental authorities or agencies anywhere in the Territory.

3.3 No Assumption of Liabilities or Obligations.

(a) Except as expressly set forth in this Agreement, Oscient is not assuming and shall not be liable for any contractual obligations of Vicuron or its Affiliates or any other liabilities or obligations of Vicuron or its Affiliates of any nature, fixed or contingent, disclosed or undisclosed, to the extent that such liabilities or obligations arose, or related to an act, omission or breach occurring, prior to the Effective Date, which such liabilities or obligations pertain to the Assigned Property or arise from the consummation of the transactions contemplated hereunder, all of which liabilities and obligations shall remain the sole responsibility of Vicuron.

(b) Except as expressly set forth in this Agreement, Vicuron is not assuming and shall not be liable for any contractual obligations of Oscient or its Affiliates or any other liabilities or obligations of Oscient or its Affiliates of any nature, fixed or contingent, disclosed or undisclosed, to the extent that such liabilities or obligations arose, or related to an act, omission or breach occurring, on or following the Effective Date, which such liabilities or obligations pertain to the Assigned Property or arise from the consummation of the transactions contemplated hereunder, all of which liabilities and obligations shall be sole responsibility of Oscient.

3.4 License. Vicuron hereby grants to Oscient a worldwide, irrevocable, royalty-free, non-exclusive license, with the right to sublicense under the Vicuron Licensed Know-how and Materials, to manufacture, Develop and Commercialize Bulk Compound, Compound, and Products; provided, however, that in the event that Vicuron is required to pay any fees associated with Oscient’s use of any Vicuron Licensed Know-how and Materials on or following the Effective Date, Vicuron will notify Oscient of such fees and if Oscient agrees in writing to obtain such license, Vicuron and Oscient will negotiate in good faith to determine the amount of royalty or other payment due to Vicuron in consideration for the license granted pursuant to this Section 3.4.

3.5 Right of Negotiation for Derivative Patents. The Parties further agree that, if Vicuron has not licensed all or a portion of its rights under a Derivative Patent to a Third Party, or assigned or otherwise transferred a Derivative Patent to a Third Party on or before the ***** of the Effective Date (“Option Date”), Oscient may request within a ***** day period following the Option Date to discuss with Vicuron the terms upon which Oscient will accept the assignment of such Derivative Patent. The Parties shall meet after such request and negotiate in good faith the potential terms of an agreement on such terms. If the Parties do not enter into such an agreement within ***** days after Oscient so requests to negotiate such opportunity with Vicuron (“Negotiation Period”), then Vicuron shall thereafter be free to offer such opportunity to a Third Party with respect to such Derivative Patent; provided, however, that Vicuron shall not enter into any agreement with any Third Party with respect to such Derivative Patent on terms that are more favorable to such Third Party than those last offered by Vicuron to Oscient during the Negotiation Period. In the event that Vicuron does not enter into any agreement with any Third Party with respect to such Derivative Patent within ***** days after the Negotiation Period, Vicuron and Oscient shall enter into an agreement on terms last offered by Oscient during the Negotiation Period. Vicuron agrees to give Oscient prompt notice in writing if Vicuron licenses or assigns all or a portion of its rights under any Derivative Patent to a Third Party.

ARTICLE 4

EXECUTION FEE; MILESTONE PAYMENTS

4.1 Execution Fee. As partial payment for the Assigned Property granted by Vicuron pursuant to Article 3 of this Agreement, Oscient shall pay to Vicuron, within two (2) business days after the Effective Date, ***** Dollars (U.S.$ *****), cash by wire transfer (same value date).

4.2 Milestone Payments for Original Territory. Oscient or its licensee shall make the following milestone payments to Vicuron within ten (10) business days after the first achievement of each of the following milestones with respect to the Product in the Original Territory:

(i)	***** Dollars (U.S. $*****) payable upon filing of the U.S. NDA with the FDA.

(ii)	***** Dollars (U.S. $*****) payable upon approval of the U.S. NDA by the FDA.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

4.3 Milestone Payments for New Territory. Oscient or its licensee shall make the following milestone payments to Vicuron within ten (10) business days after the first achievement of each of the following milestones with respect to the Product in the New Territory:

(i)	***** Dollars (U.S. $*****) payable upon filing of an NDA with the European Agency for the Evaluation of Medicinal Products (“EMEA”).

(ii)	***** Dollars (U.S. $*****) payable upon receipt of Regulatory Approval of an NDA from the EMEA.

(iii)	***** Dollars (U.S. $*****) payable upon filing of an NDA in Japan.

(iv)	***** Dollars (U.S. $*****) payable upon receipt of Regulatory Approval of an NDA in Japan.

Any grant by Oscient of a license to a Third Party shall not affect Vicuron’s right to receive milestone payments as provided in Sections 4.2 and 4.3. Oscient shall remain responsible for the payments due to Vicuron pursuant to Sections 4.2 and 4.3 in the event it grants any such license. The payment amounts are nonrefundable and noncreditable.

ARTICLE 5

TECHNOLOGY TRANSFER

5.1 Transfer of Vicuron Know-how and Materials.

(a) Within thirty (30) days of the Effective Date, Vicuron shall deliver and transfer to Oscient, or Oscient’s designee, all Vicuron Know-how and Materials, Vicuron Licensed Know-how and Materials, and Regulatory Filings to a location designated by Oscient and in accordance with commercially reasonable procedures for a transfer of this type. Vicuron will provide Oscient with all reasonable assistance required to transfer the Vicuron Know-how and Materials, Vicuron Licensed Know-how and Materials, Regulatory Filings and Vicuron Regulatory Approvals, and the benefit thereof, to Oscient or Oscient’s designee. Without limiting the generality of the foregoing, (a) Vicuron shall provide Oscient or its designee with all Information and Materials in its possession necessary to enable it to manufacture the Bulk Compound and Product, and (b) if visits with personnel of Vicuron and its Affiliates are reasonably requested by Oscient for purposes of transferring the Vicuron Know-how and Materials, Vicuron Licensed Know-how and Materials, Regulatory Filings and Vicuron Regulatory Approvals to Oscient or its designee, or for purposes of Oscient’s acquiring expertise on the practical application and use of the Vicuron Know-how and Materials, Vicuron Licensed Know-how and Materials, Regulatory Filings or Vicuron Regulatory Approvals or of assisting Oscient or its designee on issues arising during such transfer and transition, then, on a reasonable schedule to be agreed upon by the Parties, qualified personnel from each Party with appropriate technical or regulatory expertise who are familiar with all aspects of the Vicuron Know-how and Materials, Vicuron Licensed Know-how and Materials, Regulatory Filings and Vicuron Regulatory Approvals shall meet at such facilities or locations as may be mutually agreed upon, and shall participate in telephone conference calls so that the personnel from Vicuron can transfer knowledge to Oscient personnel about manufacture of the Products. The Parties now anticipate that these in-person meetings shall occur at mutually agreed locations and that telephone conference calls shall occur regularly for a period of at least ***** months from the Effective Date, it being agreed that there shall be no more than ***** days of in-person meetings during such *****-month period unless the Parties agree to additional meetings. Notwithstanding the foregoing, until Oscient or its designee *****, Vicuron shall make available to Oscient Vicuron’s then-current employees or then-current consultants who have expertise or knowledge relevant to the manufacture of Bulk Compound on a reasonable schedule to be agreed upon by the Parties. The transfer of Vicuron Know-how and Materials and Vicuron Licensed Know-how and Materials to Oscient shall be complete only upon Vicuron’s

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

satisfaction of the foregoing requirements. Vicuron and its Affiliates agree to cooperate with Oscient and applicable regulatory authorities to the extent reasonably necessary to effect the successful transfer of Regulatory Filings and Vicuron Regulatory Approvals.

(b) As of the Effective Date, Vicuron has designated Jeffrey Meckler as its primary contact person and Oscient has designated Diane McGuire as its primary contact person. The primary contact persons shall be responsible for oversight of the interactions and activities described in Section 5.1(a) and shall attempt to resolve any questions that arise during the course of such transfer.

ARTICLE 6

BULK COMPOUND

6.1 Transfer of Bulk Compound. Vicuron agrees to provide Oscient with any or all of the Bulk Compound for no additional consideration. Vicuron estimates there is approximately ***** kg of Bulk Compound.

ARTICLE 7

ROYALTIES; PAYMENT PROCEDURES AND RECORDS

7.1 Royalties. Oscient shall pay to Vicuron a royalty equal to (a) ***** percent (*****%) of Net Sales in the Original Territory and (b) ***** percent (*****%) of Net Sales in the New Territory (collectively “Royalty”).

7.2 Sales by Licensees. If Oscient grants a license under the rights granted to it pursuant to Article 3, then such license shall include an obligation for the licensee to account for and report to Oscient its Net Sales of such Products on the same basis as if such sales were Net Sales by Oscient, and Oscient shall pay Royalties to Vicuron on such sales as if the Net Sales of the licensee were Net Sales of Oscient.

7.3 Royalty Reports.

(a) Oscient will deliver to Vicuron a report showing in detail its calculation of the Net Sales and quantities of any Products sold by Oscient during a given calendar quarter within ***** days following the end of such quarter for which Royalty payments are due from Oscient. Oscient shall pay the Royalty due on Net Sales during the calendar quarter covered by a given report under this Section 7.3 simultaneously with the delivery of such report to Vicuron.

(b) Oscient will deliver to Vicuron a report showing in detail its calculation of the Net Sales and quantities of any Products sold by Oscient’s licensees during a given calendar quarter to Vicuron within ***** business days following Oscient’s receipt of such report by its licensees. Oscient shall pay the amounts due to Vicuron on Net Sales by Oscient’s licensees pursuant to Section 7.2 simultaneously with the delivery of such report to Vicuron. Oscient shall use reasonable efforts to have licensees provide such report in a timely fashion after the end of each calendar quarter and each calendar year.

7.4 Exchange Rate; Manner and Place of Payment. All amounts paid to Vicuron hereunder shall be paid in United States currency. Net Sales shall be accounted for on a monthly basis in U.S. Dollars at the spot rate of exchange published by the Board of Governors of the Federal Reserve System in Statistical Release H.10 (http://www.federalreserve.gov/releases/H10) for each month on the last banking day of such month. All payments due to Vicuron under this Agreement shall be made by wire transfer at a bank and to an account designated by Vicuron, unless otherwise specified by Vicuron.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

7.5 Late Payments. In the event that any payment due hereunder is not made when due, interest shall accrue on the late payment from the due date of such payment at *****. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of the payment.

7.6 Record Keeping. During the term of this Agreement (as described in Section 10.1), Oscient shall keep full and accurate books and records setting forth, for the Product on which payments are due, gross sales, all deductions allowed in arriving at Net Sales and any other information necessary and in sufficient detail to allow the calculation of payments to be paid by Oscient. During the term of this Agreement and for a period of ***** years thereafter, Oscient shall permit Vicuron, at Vicuron’s expense, by independent certified public accountants employed by Vicuron or Pfizer and reasonably acceptable to Oscient, to examine relevant books and records at any reasonable time, not more often than ***** each calendar year, within two (2) years of any such payment. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the Parties, other than in the case of manifest error. Vicuron shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of royalties of more than ***** percent (*****%) of the amount due for the applicable period, then Oscient shall promptly reimburse Vicuron for all costs incurred in connection with such examination and review. Oscient shall promptly pay to Vicuron the amount of any underpayment of Royalties revealed by an examination and review, together with interest calculated pursuant to Section 7.5. Any overpayment of Royalties by Oscient revealed by an examination and review shall be fully-creditable against future royalty payments under Section 7.1.

7.7 Tax and Withholdings.

(a) Any withholding taxes levied by tax authorities in the Territory on the payments hereunder, to the extent due by Vicuron and not transferable upon Oscient, shall be borne by Vicuron and deducted by Oscient from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of Vicuron. In such event, Oscient shall promptly deliver to Vicuron an official tax certificate or other evidence of such tax obligations, together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable Vicuron to claim such payment of taxes. Oscient agrees to cooperate with Vicuron in the event Vicuron claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.

(b) VAT. It is understood and agreed between the Parties that any payments made under Section 7.1 and Article 4 of this Agreement are inclusive of any value added tax imposed upon such payments.

7.8 Right to Offset.

(a) If Oscient believes that it is necessary to enter into an agreement with a Third Party to obtain a license under a patent right or other right that Oscient reasonably believes or expects to be necessary to Commercialize one or more Products (including, e.g., rights under patent applications that, if issued, would be necessary), or if as a result of litigation or settlement of a claim Oscient is required to pay a Thirty Party a royalty or other payment for the right to Develop or Commercialize a Product in the Territory, then Oscient may offset ***** percent (*****%) of the amount of such royalties or other payments payable by Oscient to such Third Party (the “Offset Amount”) against amounts Oscient is obligated to pay Vicuron under this Agreement; provided, however, that any such offset shall not exceed ***** percent (*****%) of such payments otherwise due to Vicuron in each calendar quarter under this Agreement and, and further provided that any portion of the Offset Amount that is not offset in a particular calendar quarter may be carried forward for offset in subsequent calendar quarters.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(b) Notwithstanding Section 7.8(a), if Oscient pays the royalty to Former Partner pursuant to Section 11.4 then Oscient may offset ***** percent (*****%) of the amount of such royalties payable by Oscient to Former Partner (“Former Partner Offset Amount”) against amounts Oscient is obligated to pay Vicuron under this Agreement; provided, however, that any such offset shall not exceed ***** percent (*****%) of the Net Sales, and further provided that any portion of the Former Partner Offset Amount that is not offset in a particular calendar quarter may be carried forward for offset in subsequent calendar quarters.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, Vicuron and its Affiliates agree that they shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Vicuron Know-how and Materials or other Assigned Property, and any other information and materials furnished to it by Oscient or its Affiliates or designees pursuant to this Agreement, or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, “Confidential Information”), except to the extent that it can be established by Vicuron or its Affiliates that Confidential Information furnished to it by Oscient or its Affiliates or designees under this Agreement:

(a) was already known to Vicuron or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by Vicuron or its Affiliates;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Vicuron or its Affiliates;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Vicuron or its Affiliates in breach of this Agreement; or

(d) was disclosed to Vicuron or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to Oscient not to disclose such information to others.

Notwithstanding any other provisions of this Article 8 in this Agreement, the License and Supply Agreement, or any other written agreement between the Parties regarding confidentiality, the Assigned Property, including Vicuron Know-how and Materials, Regulatory Filings, and Vicuron Regulatory Approvals shall be Confidential Information of Oscient.

8.2 Authorized Disclosure. Vicuron or its Affiliates may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if Vicuron or its Affiliates are required by law or regulation to make any such disclosure of Oscient’s Confidential Information it will, except where impracticable for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to Oscient of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will cooperate with Oscient at its request and sole expense in Oscient’s efforts to preserve the confidentiality of such information. In addition, Vicuron shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this Article 8, Confidential Information to any Third Party for the purpose of carrying out activities authorized under this Agreement, including disclosures to licensees.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

8.3 Confidentiality of Agreement. The Parties shall agree upon and issue a press release or other public announcement concerning this Agreement to be released as promptly as practicable after execution hereof. Otherwise, and except for references to, or republication of, such press release, the Parties shall keep the terms and conditions of this Agreement confidential, and no public statements concerning the existence or terms of this Agreement shall be made or released in any medium without the prior approval of both Parties. Notwithstanding the above, the Parties each acknowledge that the other Party is a reporting company under the Securities Exchange Act of 1934 and that, as such, each Party may make any public disclosures or releases regarding the execution, delivery, performance or terms of this Agreement that it determines, in its sole reasonable discretion, are necessary or appropriate in light of its status as a public reporting company.

This Article 8 shall survive termination or expiration of this Agreement for a period of five (5) years thereafter.

ARTICLE 9

OWNERSHIP; PATENTS AND TRADEMARKS

9.1 Assigned Property. On and after the Effective Date, Oscient shall have the sole and exclusive rights, title, and interest in and to the Assigned Property and, subject to Section 9.3, shall have sole discretion, authority and responsibility in all matters relating to the Assigned Property and all uses thereof by Oscient, its Affiliates and Third Parties.

9.2 Transfer of Original Files. Vicuron shall deliver to Oscient or Oscient’s designee Vicuron’s original files or scanned electronic images of Vicuron’s originals relating to each of the Assigned Patents, Global Trademarks, and Global Trade Names no later than ***** days after the Effective Date. Vicuron may retain a copy of such files for its records and maintain such copy pursuant to Article 8.

9.3 Patent Filings. Upon and after the Effective Date, Oscient shall have the sole right and authority, and Vicuron shall have no rights or (except as provided in this Agreement) responsibilities, for preparing, filing, obtaining, prosecuting (including any interferences, reissue proceedings and re-examinations) and maintaining throughout the world the Assigned Patents at its own expense, or for having such actions performed by Oscient’s designee; provided, however, that Vicuron shall be responsible, and Oscient shall have no responsibility, for paying any and all such fees and costs that are or remain due or payable as of or after the Effective Date and that relate to the preparation, filing, obtaining, prosecuting or maintaining of Assigned Patents, or were otherwise incurred, prior to the Effective Date. Other than within the ordinary course of prosecution (e.g., abandonment of a pending application in favor of a continuation application), if Oscient elects not to continue the prosecution or maintenance of an Assigned Patent in a particular country, Oscient shall so notify Vicuron promptly in writing and in good time to enable Vicuron to meet any deadlines by which an action must be taken to preserve any such rights in such Assigned Patent in such country. Upon providing such notification to Vicuron, Oscient shall have no further obligations with respect to such Assigned Patent in such particular country. Upon receipt of any such notice by Oscient, Vicuron shall have the right, but not the obligation, to support the continued prosecution or maintenance of such Assigned Patent, at Vicuron’s expense in such country. If Vicuron exercises its right to support such continued prosecution or maintenance of such Assigned Patent, Oscient will assign all of its rights, title, and interests in such Assigned Patent to Vicuron for no additional consideration and will have no further rights or responsibilities with respect to such Assigned Patent.

9.4 Enforcement Rights. Oscient or its designee shall have the sole and exclusive right, but not the obligation, to enforce and defend the Assigned Patents and other Assigned Property, including, without limitation, the right to initiate, prosecute, control and/or settle, and to defend against, any action, proceeding or claim of infringement or misappropriation involving or relating to the Assigned Patents and other Assigned Property. At Oscient’s reasonable request, Vicuron agrees to give Oscient reasonable assistance in any such action, proceeding or claim at Oscient’s expense including, without limitation, to be joined as a party if necessary for the sole purpose of standing.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

9.5 Global Trademarks and Global Trade Names. Upon and after the Effective Date, all Global Trademarks and Global Trade Names, with the exception of the Excluded Trademarks, shall be the exclusive property of Oscient and Oscient shall have sole right and authority for registering, maintaining and enforcing throughout the world the Global Trademarks and Global Tradenames (or to designate a representative to perform such actions) at its own expense and in its sole discretion, and Vicuron shall have no such rights or responsibilities.

9.6 Further Assistance. At the reasonable request of Oscient or its designee, Vicuron and its Affiliates agree to render all reasonable assistance and execute and do or cause to be executed and done all such documents, acts and things as may from time to time be necessary for Oscient or its designee to prosecute or perfect title in the Assigned Patents, Global Trademarks, and Global Tradenames in the Territory.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. Except as otherwise provided herein, the term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, shall expire on a country by country basis ten (10) years after first commercial sale of a Product by Oscient in such country within the Territory. Upon termination of this Agreement pursuant to this Section 10.1, Oscient shall retain exclusive rights, title and interest in and to all Assigned Property that it owns as of the date of termination and may thereafter continue to sell Products in the Territory on a royalty-free basis.

10.2 Breach. In the event of a breach of this Agreement, subject to resolution of any dispute resolution proceedings brought under Section 13.2, the non-breaching Party may pursue remedies for damages or other relief available to it in law or equity.

10.3 Accrued Rights, Surviving Obligations. Termination of this Agreement shall not affect any accrued rights and remedies of either Party. Additionally, the terms of Articles 8 (“Confidentiality”), 11 (“Representations and Warranties”), 12 (“Indemnification”) and 13 (“Miscellaneous”), as well as Section 10.3 (Accrued Rights) of this Agreement shall survive any termination or expiration of this Agreement. In addition, Section 3.4 (“License”) of this Agreement shall survive any termination or expiration of this Agreement unless the Agreement is terminated by Vicuron for Oscient’s breach pursuant to Section 10.2

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Mutual Representations and Warranties. Each Party hereby represents and warrants:

(a) Corporate Power. Such Party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

(c) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party with respect to its Patents or Know-how that would conflict with the rights granted to the other Party hereunder.

11.2 Other Representations by Vicuron. Vicuron further represents and warrants to Oscient that:

(a) As of the Effective Date, Vicuron has the full right, power and authority to sell, transfer, and assign all of its right, title and interest in the Assigned Property sold, transferred, and assigned or to be sold, transferred, and assigned to Oscient under this Agreement;

(b) Up until the transfer of the Assigned Property under Section 3.1, Vicuron is and has been the sole and exclusive owner, and in full possession and Control, of the Vicuron Patents (except for the Joint Patents and *****), Vicuron Know-how and Materials, Global Trademarks, Global Tradenames and the other Assigned Property;

(c) As of the Effective Date, except for *****, no Third Party has any right, title or interest in or to any of the Assigned Property or any Product, no portion of the Assigned Property is subject to or the subject of any agreement with any Third Party, including any government or governmental agency, the Assigned Property does not include or incorporate any Third Party technology, and the Assigned Property is free and clear of any liens, charges or encumbrances;

(d) As of the Effective Date, (i) Schedule 3.1(a) constitutes the complete list of all Patents that cover or are used in the manufacture of Bulk Compound or the discovery, evaluation, manufacture, sale, offer for sale, importation, and/or other use of Products or Vicuron Know-how and Materials, which Patents are owned or Controlled by Vicuron, and (ii) Schedule 3.1(c) constitutes the complete list of Global Trademarks and Global Tradenames;

(e) As of the Effective Date there exist (i) no claims, judgments or settlements against or owed by Vicuron relating to or affecting the Assigned Property, (ii) no pending (or to the best of its knowledge, threatened) written claims or litigation relating to or affecting the Assigned Property, (iii) no interferences or oppositions pending before any court or administrative office or agency relating to the Vicuron Patents, and (iv) the Vicuron Patents are existing and, to the best of Vicuron’s knowledge, are not invalid or unenforceable, in whole or in part;

(f) For each Vicuron Patent (except for the Joint Patents), in all material respects, (i) all necessary application, annuity, maintenance and renewal fees in connection with all patent and patent applications have been paid, (ii) all necessary documents and certificates in connection therewith have been filed with the relevant authority for the purpose of maintaining the patent registrations or applications, and (iii) no Vicuron Patent is undergoing cancellation, reexamination, termination or withdrawal proceedings; and

(g) As of the Effective Date, (i) Vicuron has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to the Compound or Products, and is not aware that the practice of the Vicuron Patents and Vicuron Know-how and Materials as contemplated by this Agreement will involve any infringement or unauthorized use of any intellectual property rights of any Third Party, and (ii) to the best of Vicuron’s knowledge, no Third Party has infringed any Assigned Property in the Territory.

11.3 Covenant by Vicuron. Vicuron hereby covenants that it shall use commercially reasonable efforts to assist Oscient in obtaining any third party license or other rights which have been granted to Vicuron

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

that will enable Oscient (or its licensees or other designees) to manufacture Bulk Compound, Compound or Product. Notwithstanding the foregoing, Oscient acknowledges that Vicuron will not make any payments to a third party or act as a guarantor (or a similar role) in order to satisfy its obligations under this Section 11.3.

11.4 Covenant by Oscient. In the event that royalties are payable for periods after the Effective Date to Former Partner by Vicuron pursuant to Section 15.9(c) of the License and Supply Agreement between Former Partner and Biosearch dated May 8, 1998 and the amendment dated June 1, 2001, then Oscient shall assume the full payment of such royalty which shall not exceed ***** percent (*****%) of net sales in as defined in such agreement, subject to Section 7.8(b) of this Agreement.

11.5 Disclaimer of Warranties. The Parties understand that the activities to be undertaken pursuant to this Agreement will involve technologies and products that have not been approved by any regulatory authority and that neither Party guarantees the safety or usefulness of the Products. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.6 Limitation. EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 12 ARISING OUT OF THIRD PARTY CLAIMS, SUITS OR DEMANDS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by Vicuron. Vicuron hereby agrees to indemnify, hold harmless and defend Oscient against any and all expenses, costs of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Oscient becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims result from (i) Vicuron’s negligence, recklessness or willful misconduct; (ii) Vicuron’s breach or alleged breach of any representation or warranty by Vicuron or of any other provision of this Agreement; (iii) any claims of breach of the agreement dated May 8, 1998 between Biosearch and Former Partner which may be brought against Oscient; (iv) any claims from Third Parties, consultants, employees and contractors concerning Development activities prior to the effective date of the License and Supply Agreement, whether conducted on behalf of Vicuron, Former Partner or any other Third Party; or (v) the possession, manufacture, use, handling, storage, sale or other disposition of Bulk Compound or of products containing the Compound, or other Development or Commercialization activities, by Vicuron, predecessors, agents or licensees or sublicensees (other than Oscient) before the Effective Date; except to the extent such claim or claims arise from the negligence, recklessness or willful misconduct of Oscient or any breach of any representation or warranty of Oscient made pursuant to Section 11; provided that Oscient provides Vicuron with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Oscient) and settle any such claim. Any liability of Vicuron shall in no event extend to consequential damages.

12.2 Indemnification by Oscient. Oscient hereby agrees to indemnify, hold harmless and defend Vicuron against any and all expenses, costs of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Vicuron becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims arise out of (i) Oscient’s or its Affiliates’ negligence, recklessness or willful misconduct; (ii) Oscient’s or its Affiliates’ breach or

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

alleged breach of any representation or warranty by Oscient or of any other provision of this Agreement; or (iii) the possession, final manufacture, use, sale or administration of Products by Oscient or its Affiliates or licensees; except to the extent such claim or claims arise from the negligence, recklessness or willful misconduct of Vicuron, its Affiliates, or its predecessors or any breach of any representation or warranty of Vicuron made pursuant to Section 11; provided that Vicuron provides Oscient with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Vicuron) or settle any such claim, and provided further that such indemnities shall not apply to losses resulting from Vicuron matters covered under Section 12.1 above. Any liability of Oscient shall in no event extend to consequential damages.

12.3 Mechanics. In the event that the parties cannot agree as to the application of Sections 12.1 and 12.2 above to any particular loss or claim, the parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 12.1 and 12.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 12.1 and 12.2 above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

ARTICLE 13

MISCELLANEOUS

13.1 Assignment. Neither Party shall assign this Agreement or any of its rights or obligations under this Agreement to any other entity without the prior written consent of the other Party, and any assignment in contravention of the foregoing shall be null and void; provided, however, that either Party may assign this Agreement to any Affiliate or to any successor pursuant to a merger, reorganization, consolidation or sale of all or substantially all of the Assigned Property. This Agreement shall be binding upon, and shall inure to the benefit of, the legal successors and permitted assigns of the Parties.

13.2 Dispute Resolution.

(a) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 13.2 if and when a dispute arises under this Agreement.

Unless otherwise specifically recited in this Agreement, disputes among the Parties will be resolved by reference first to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. Said designated officers are as follows:

For Oscient:	Chief Executive Officer or designee

For Vicuron:	Jeffrey A. Meckler

In the event the designated executive officers are not able to resolve such dispute, either Party may at anytime after the fourteen (14) day period seek to resolve the dispute through the means provided in Section 13.2(b).

(b) Any claim or controversy arising out of or related to this Agreement or any breach hereof that is not resolved by the designated officers as provided in this Agreement shall be resolved solely and exclusively by final and binding arbitration (i) if started by Vicuron, in Boston, MA by a panel of three arbitrators appointed and acting according to the then existing rules of the JAMS/Endispute; and (ii) if started by Oscient, in New York, NY by a panel of three arbitrators appointed and acting according to the then existing rules of JAMS/Endispute. The arbitrator(s) selected shall have significant experience in the biotechnology or pharmaceutical industry, and shall apply the rules of law. Any arbitration proceeding conducted pursuant to this Section 13.2(b) shall be conducted in the English language. Any award made by such arbitrator(s) shall be final and binding upon the parties and a judgment of a court having jurisdiction may be entered on such award. Notwithstanding the foregoing, disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued.

13.3 Force Majeure. Same as provided in Section 13.2 above, neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, earthquake, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming Force Majeure has exerted all reasonable efforts to avoid or remedy such Force Majeure.

13.4 Compliance with Law. Each Party hereto shall comply with all applicable laws, rules, ordinances, guidelines, consent decrees and regulations of any applicable federal, state or other governmental authority.

13.5 Export Law Compliance. Oscient understands and recognizes that the Product and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of chemical compounds and medical devices.

13.6 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York, USA.

13.7 Entire Agreement. Except as set forth herein, this Agreement, including all Exhibits attached hereto, and all documents delivered concurrently herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. No subsequent alteration, amendment, change or addition to this Agreement, shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

13.8 Relationship of the Parties. Nothing hereunder shall be deemed to authorize either Party to act for, represent or bind the other except as expressly provided in this Agreement.

13.9 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall create a third party beneficiary relationship or otherwise confer any benefit, entitlement, right or remedy upon any person or entity other than the parties hereto.

13.10 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

If to Pfizer,
addressed to:	Vicuron Pharmaceuticals Inc.
c/o Pfizer Inc
235 East 42nd Street
New York, NY 10017
	Attention:	Jeffrey A. Meckler
	Telephone:	212 733-1945
	Telecopy:	212 716-9151

	With a copy to:	Jeffrey Kindler, Esq.
Vice Chairman and General Counsel
	Telecopy:	212 808-8924

If to Oscient, addressed to:	Oscient Pharmaceuticals Corporation
1000 Winter Street, Suite 2200
Waltham, MA 02451
	Attention:	Legal Department
	Telephone:	781-398-2300
	Telecopy:	781-398-2530

13.11 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

13.12 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

13.13 Official Language. The official text of this Agreement and any appendices, exhibits and schedules hereto, or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

13.14 Headings. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

13.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

OSCIENT PHARMACEUTICALS CORPORATION		VICURON PHARMACEUTICALS, INC.

By:	/s/ Steven M. Rauscher	By:	/s/ Peter L. Garrambone, Jr.
	Steven M. Rauscher		Peter L. Garrambone, Jr.
Title:	President & Chief Executive Officer	Title:	President

Exhibit I

Bulk Compound Specifications

Test	Specification	Test Method
Appearance	*****	*****
Identification	*****	*****
pH of water solution	*****	*****
Clarity of solution	*****	*****
Sulphated ash	*****	*****
Heavy metals	*****	*****
Chloride ion	*****	*****
Water (KF)	*****	*****
Residual solvents:	*****
acetone	*****
methanol	*****
Microbiological assay	*****	*****
HPLC assay	*****	*****
UV assay	*****	*****

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit II

A S S I G N M E N T

For valuable consideration, the receipt and adequacy of which is hereby acknowledged, VICURON PHARMACEUTICALS INC. a corporation organized and existing under the laws of the State of Delaware, United States of America, and having a place of business at 455 South Gulph Road, King of Prussia, Pennsylvania, United States of America, hereby sells, assigns and transfers unto OSCIENT PHARMACEUTICALS CORPORATION a corporation organized and existing under the laws of the Commonwealth of Massachusetts, United States of America, and having a place of business at 1000 Winter Street, Suite 2200, Waltham, Massachusetts, United States of America, its entire right, title and interest in the United States of America, in and to all inventions, whether joint or sole, disclosed in the following patent applications of the United States of America:

*****

and to all Letters patent granted in the United States of America on the foregoing applications; and in all related patent applications including, divisions, reissues, substitutions, continuations, continuations-in-part, re-examination applications and extensions thereof and all foreign counterpart patents and patent applications filed under the Paris Convention for the Protection of Industrial Property, in all countries of the world including, but not limited to, the patents and patent applications listed in the attached Schedule A and all priority rights thereof that are or may be predicated upon or arise from said assigned patents and patent applications.

Signed and witnessed this      day of                     , 2006, at                     .

________________________________________________________________________

_________________________________________

Title

In the presence of:

_________________________________________

_________________________________________

(Typed or Printed Name of Witness)

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1

SCHEDULE A – VICURON PATENTS

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

2

Exhibit III

Trademark Assignment

ASSIGNMENT OF UNITED STATES AND FOREIGN

TRADEMARKS AND APPLICATIONS

WHEREAS, Vicuron Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, located and doing business at 455 South Gulph Road, Suite 305, King of Prussia, Pennsylvania, 19406, (hereinafter “Assignor”) is the owner of the trademarks and trademark applications and registrations in the United States and in other countries identified in the table below (hereinafter “Trademarks and Applications”);

WHEREAS, Oscient Pharmaceuticals Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, located and doing business at 1000 Winter Street, Suite 2200, Waltham, Massachusetts, 02451, (hereinafter “Assignee”), desires to acquire the entire right, title, and interest in and to the Trademarks and Applications, together with the portion of the business to which the marks pertain and the goodwill of the business connected with the trademarks identified in the table below; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to the Assignee, the entire right, title, interest in and to the Trademarks and Applications, together with the portion of the ongoing and existing business to which the pending marks pertain, and the goodwill of the business connected with the trademarks identified in the table below, the same to be held and enjoyed by Assignee, its successors, assigns and other legal representatives.

Assignor further assigns to Assignee all rights to sue for and receive all damages accruing from past infringements of the trademarks herein assigned.

Assignee hereby accepts the transfer of rights, title and interest in and to the Trademarks and Applications identified in the table below from Assignor as herein described and defined.

Mark	Country	Filing Date	Serial No.	Status

1

This Assignment shall be binding upon the parties, their successors and/or assigns and all others acting by, through, with or under their direction, and all those in privity therewith.

VICURON PHARMACEUTICALS, INC.

By

Name

Title

Date

OSCIENT PHARMACEUTICALS CORPORATION

By

Name

Title

Date

2

Schedule 1.7

Derivative Patents

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 1.9

Excluded Trademarks

Any and all rights to the name ERAXIS worldwide are excluded, including the following applications:

Mark	Country	Filing Date	Serial No.	Status
Eraxis	US	4/3/2003	78/233,491	Allowed – Intent to use
Eraxis	CTM	4/4/2003	003121258	Pending – Published

SCHEDULE 3.1(a) – VICURON PATENTS

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

*****
Country	Application No.	Filing Date (date of entry)	Grant No.	Grant Date
*****	*****	*****	*****	*****

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1

Schedule 3.1(c)

Global Trademarks and Global Tradenames

Mark	Country	Filing Date	Serial No.	Status
*****	*****	*****	*****	*****

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.